Exhibit 99.1

FOR IMMEDIATE RELEASE

TIB FINANCIAL CORP SELLS MERCHANT PROCESSING PORTFOLIO TO NOVA INFORMATION SYSTEMS

NAPLES, FL. (1/3/2006) --- TIB Financial Corp. (NASDAQ:TIBB), a leading south Florida community banking company serving the greater Naples-Bonita Springs-Fort Myers area, South Miami-Dade County and the Florida Keys, today reported its subsidiary TIB Bank, after careful consideration of its strategic options for merchant payment processing, has chosen NOVA Information Systems to become its provider of payment processing for its commercial customers. This alliance allows TIB to maintain extraordinary customer service standards while introducing state-of-the-art new products. NOVA was selected by TIB based on its recognized excellence in customer service and its commitment to maintaining superior technology.

Under this agreement, TIB Bank sold its existing payment processing portfolio for $7.25 million in cash (approximately a $6.7 million gain, net of transaction costs) which equates to an approximate increase in tangible book value of $0.72 per share. This infusion of new non-dilutive equity capital will be used to augment the Bank’s core capital position as the accelerating organic asset growth continues into 2006. The entire payment processing segment will be reported as a discontinued operation subsequent to the sale.

TIB’s organic asset growth rate of 38% from September 30, 2004, through September 30, 2005, is the result of the successful execution of its strategy to position de novo branches in dynamic southwest Florida markets, combined with disruption caused by the ongoing consolidation of other banks.

According to Edward V. Lett, CEO and President of TIB Financial: “Our merchant processing base of customers was built over 14 years and has been pressured recently with margin and technology challenges from larger national providers.

“We currently have tremendous opportunities to execute our core competency (commercial lending) in great markets with an experienced lending team. By narrowing our focus to what we do best, our execution risk is minimized and our use of capital—both human and in dollars—is maximized with the sale of this portfolio at this point in the product’s life cycle.

“NOVA’s alliance with TIB strengthens our ability to service our existing customers and to develop new relationships based on products and technology currently utilized at NOVA. NOVA’s historic track record with other premier regional banks gives us the confidence in our selection and in our future market share potential,” said Lett.

“Our strategic partnership model has proven to be highly successful for NOVA, our bank partners and their merchants,” said Stuart C. Harvey, Jr., President, NOVA. “By combining NOVA’s proven ability to deliver advanced solutions and services tailored to address the specific needs of a variety of merchants with TIB Bank’s brand and market reputation, we expect our alliance will set a new standard of merchant satisfaction in the South Florida banking community.”

The Kessler Group of Boston, MA, acted as the exclusive advisor to NOVA Information Systems in this strategic alliance.

About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a growth-oriented financial services company with more than $1 billion in total assets and 16 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs and Fort Myers. The Company’s stock is traded on The NASDAQ Stock Market under the symbol TIBB. TIB Financial Corp., through its wholly owned subsidiary TIB Bank, serves the personal and commercial banking needs of local residents and businesses in their market areas.

The Bank’s experienced bankers are local community leaders who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank, visit www.tibbank.com.

-----------------------------------------------------------------

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB’s investor relations site at www.tibfinancialcorp.com. For more information, contact Edward V. Lett, Chief Executive Officer and President, or David P. Johnson, Executive Vice President and Chief Financial Officer, at (239) 263-3344.

About NOVA
NOVA Information Systems, a leader in the payment processing industry, is a wholly owned subsidiary of U.S. Bancorp (NYSE:USB). Combined, NOVA and its affiliate euroConex and Elan, provide global merchant processing services to financial institutions and customers in the United States, Canada, and Europe. NOVA offers integrated payment processing services to more than 800,000 merchants in the United States and Europe. For more information visit www.novainfo.com.

# # # # #

Except for historical information contained herein, the statements made in this press release constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including those outside the Company’s control, may cause actual results to differ materially from those in the forward-looking statements, including economic and other conditions in the markets in which the Company operates; risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by references.